Exhibit 10.1

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

June 26, 2006

Petróleo Brasileiro S.A.
Av. República do Chile, 65/1702
Rio de Janeiro
Brazil 20035-900

Gentlemen:

      We hereby consent to the references to DeGoyler and MacNaughton as set forth in the Annual Report on Form 20–F of Petróleo Brasileiro S.A. (Petrobras) for the year ended December 31, 2005, under the heading Item 4—INFORMATION ON THE COMPANY—Exploration, Development and Production—Reserves. We prepared estimates, as of December 31, 2005, of the proved crude oil, condensate, and natural gas reserves and the oil equivalent of 83 fields with interests owned by Petrobras. These estimates were prepared in accordance with the reserves definitions of Rules 4–10(a) (1)–(13) of Regulation S–X of the United States Securities and Exchange Commission. The fields are located in Brazil and offshore from Brazil. The volumes of proved reserves estimated, as of December 31, 2005 are 8,365 million barrels of oil and condensate, 6,602,233 million cubic feet of marketable gas, and 9,468 million barrels of oil equivalent. These estimates and the fields evaluated are those contained in our report entitled “Letter Report as of December 31, 2005 on Reserves of Certain Properties in Brazil with interests owned by Petroleo Brasileiro S.A.”

Very truly yours,
/s/ DeGoyler and MacNaughton
DeGOLYER and MacNAUGHTON